                                                                   EXHIBIT 10.12

[Exhibits to this Agreement have been omitted and will be furnished to the Securities and Exchange Commission upon request]


                           NON-COMPETITION AGREEMENT
                           -------------------------


       This NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into effective as of the 23rd day of December, 1997, by and between Public Storage, Inc., a California corporation ("PSA"), American Office Park Properties, Inc., a California corporation ("AOPP"), American Office Park Properties, L.P., a California limited partnership (the "OP"), and Acquiport Two Corporation, a Delaware corporation ("Acquiport").

                                    RECITALS

       A. This Agreement is entered into pursuant to that certain Merger and Contribution Agreement dated December 23, 1997, among AOPP, the OP, Acquiport and others (the "Contribution Agreement"). Terms used and not otherwise defined herein shall have the meanings given thereto in the Contribution Agreement, which definitions are incorporated herein by this reference as though set forth in full and shall apply notwithstanding that "Closing" (as defined in the Contribution Agreement) has occurred.

       B. Pursuant to the Contribution Agreement, Acquiport Two contributed the Acquiport Two Properties and cash to the OP and Acquiport Three Corporation, a Delaware corporation affiliated with Acquiport, merged with and into a wholly owned subsidiary of AOPP in exchange for which stock in AOPP and OP Units in the OP were issued to Acquiport Two, all as more particularly described in the Contribution Agreement. AOPP is the sole general partner of the OP and a limited partner in the OP. PSA is a major shareholder in AOPP and a limited partner in the OP.

       C. The parties intend that a Listing will be accomplished with respect to AOPP. It is currently contemplated that the Listing will be accomplished by the Merger of AOPP and PSP11, with the surviving real estate investment trust being renamed "PS Business Parks, Inc." "PSBP" shall mean the corporate entity that is the successor by merger to AOPP and PSP11. It is also currently contemplated that, in connection with the Merger, the name of the OP will be changed to "PS Business Parks, L.P."

       D. In the event the Merger cannot or does not occur, the parties hereto have agreed to certain alternative steps to achieve the Listing, as more fully set forth in the Agreement Among Shareholders and Company. "Resulting Entity" shall mean

PSBP, or any other entity, including without limitation AOPP, in which PSA and Acquiport own shares as a result of the Listing being accomplished through means other than the Merger.

       E. It is contemplated that AOPP, the OP, PSBP and/or the Resulting Entity will be in the business of acquiring, owning, operating, leasing, managing, repairing, developing, investing in and divesting of "Business Park" (as hereinafter defined) properties, and engaging in all activities incidental to such primary activities, including, without limitation, the location, identification, development and negotiation of new "Business Park" opportunities throughout the entire United States and its territories (the "Competing Business").

       F. In order to induce Acquiport to enter into the Contribution Agreement and consummate the Transactions, and in consideration therefor, PSA has agreed to refrain from competing with AOPP, the OP, PSBP and any Resulting Entity on and subject to the terms and conditions set forth herein.

                                   AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1.  Definitions.  In this Agreement, the following terms shall have the
           -----------
following meanings:

          1.1 "Business Park" shall mean a commercial real property in which the majority of the occupied rentable square footage (a) is occupied by tenants under leases covering less than 10,000 square feet, and (b) is used for light manufacturing, warehouse, showroom, R&D, retail or office uses (other than self storage, strip malls or warehouses used for portable self storage in connection with PSA's "pick-up and delivery" business).

          1.2 "Common Equity Market Capitalization" shall mean the closing price, for the common stock of AOPP, PSBP or other Resulting Entity on the New York or American Stock Exchange, as applicable, multiplied by the sum of (a) the number of issued and outstanding shares of common stock of AOPP, PSBP or other Resulting Entity on the date of determination, and (b) the number of additional shares of common stock of AOPP, PSBP or other Resulting Entity which would be issued if all OP Units were converted to common stock of AOPP, PSBP or other Resulting Entity on the date of determination.

           1.3 "Competing Business" shall have the meaning set forth in Recital E, above.

          1.4 "Competing Entity" shall mean any person or entity, other than AOPP, the OP, PSBP or any other Resulting Entity, which is engaged in the Competing Business anywhere in the United States or any of its territories. Notwithstanding the foregoing, the term "Competing Entity" shall not include (a) any entity listed on Exhibit A attached hereto (a "Scheduled Entity") but only so long as such Scheduled Entity does not (i) acquire, own, operate, lease, manage, repair, develop or invest in, directly or indirectly, any Business Park property other than the Business Park properties listed on Exhibit A attached hereto (a "Scheduled Property"), or (ii) increase the number of rentable square feet devoted to uses which are included in the definition of Business Park in any property, including without limitation any Scheduled Property, owned, operated, leased or managed by such Scheduled Entity; (b) any company the shares in which are publicly traded and in which PSA, in the aggregate, both directly and indirectly, owns no more than five percent (5%) of any class of issued and outstanding shares of stock; (c) any Non-Business Park Entity; or (d) any property which has been rejected by a majority of the "independent directors"" (as defined in Section 5.2 below) (a "Rejected Property").

          1.5 "Non-Business Park Entity" shall mean any entity (a) which does not own, operate, lease, manage, repair or invest in, directly or indirectly, any property in which fifty percent (50%) or more of the rentable square footage therein is devoted to uses which are included in the definition of Business Park, or (b) with twenty percent (20%) or less of its properties' rentable square footage devoted to uses which are included in the definition of Business Park.

           1.6 "Scheduled Entity/Property" shall mean any project or entity listed or described in Schedule A, attached hereto.

       2.  Non-Competition.  PSA hereby covenants and agrees that it shall not
           ---------------
directly or indirectly, as an owner, employee, officer, director, shareholder, partner, member, manager, investor, consultant, agent, advisor or any other capacity whatsoever, (a) engage in the Competing Business; or (b) own any interest in any Competing Entity; provided, however, that this Section 2 shall not preclude investment in or ownership of a Scheduled Entity or Scheduled Property so long as such Scheduled Entity or Scheduled Property continues to qualify for exclusion from the definition of Competing Entity.

       3.  Non-Disclosure.
           --------------

          3.1 PSA agrees, and agrees to use reasonable efforts to cause its officers and executive directors, not to divulge, communicate, use to the detriment of AOPP, the OP, PSBP or any Resulting Entity, or for the benefit of any Competing Entity, Scheduled Entity, Scheduled Property or Non-Business Park Entity, any of AOPP's, the OP's, PSBP's or any Resulting Entity's confidential information, data or trade secrets, including, without limitation, financial or technical data, personnel information or property information. PSA acknowledges and agrees, on behalf of itself and its officers and executive directors, that any such information or data that it or any of its officers or executive directors may hereafter acquire was or will be received as a fiduciary of AOPP, the OP, PSBP and any Resulting Entity and that PSA shall keep, and agrees to use reasonable efforts to cause its officers and executive directors to keep, all such information and data confidential. PSA shall keep, and agrees to use reasonable efforts to cause its officers and executive directors to keep, its knowledge and information of and related to any Competing Business opportunities confidential and agrees, and agrees to use reasonable efforts to cause its officers and executive directors, not to divulge, communicate, use to the detriment of AOPP, the OP, PSBP or any other Resulting Entity, or for the benefit of any Competing Entity, Scheduled Entity, Scheduled Property or Non-Business Park Entity, any such knowledge or information. The foregoing restrictions shall not apply to any property after it has become a Rejected Property.

          3.2 PSA agrees to direct and use reasonable efforts to cause its non-executive directors and its agents, shareholders, employees and affiliates to
(a) not divulge, communicate, use to the detriment of AOPP, the OP, PSBP or any Resulting Entity, or for the benefit of any Competing Entity, Scheduled Entity, Scheduled Property or Non-Business Park Entity, any of AOPP's, the OP's, PSBP's or any Resulting Entity's confidential information, data or trade secrets, including, without limitation, financial or technical data, personnel information or property information; (b) keep all such information and data confidential; (c) keep their knowledge and information of and related to any Competing Business opportunities confidential; and (d) not divulge, communicate, use to the detriment of AOPP, the OP, PSBP or any other Resulting Entity, or for the benefit of any Competing Entity, Scheduled Entity, Scheduled Property or Non-Business Park Entity, any such knowledge or information. The foregoing restrictions shall not apply to any property after it has become a Rejected Property.

       4.  Term of Agreement.  This Agreement shall commence on the Closing.
           -----------------
This Agreement shall terminate on the first to occur of:  (a) the Unwind Date;
(b) three (3) years from the date a Listing is accomplished; (c) Acquiport's Fully Diluted ownership interest in AOPP, PSBP or other Resulting Entity and the OP falls below 7.5% (excluding, for this purpose, any "Shares" which have been issued pursuant to an "Equity for Property Exchange" or a "Shareholder Approval Issuance" unless and until Acquiport has been provided the opportunity to acquire AOPP Shares pursuant to a "Cash Offering" on account thereof pursuant to
Section 4(c) of the Agreement Among Shareholders and Company, as such terms used in this parenthetical are defined in the Agreement Among Shareholders and Company); (d) PSA's Fully Diluted ownership interest in AOPP, PSPB or other Resulting Entity and the OP falls below 7.5%; or (f) the Common Equity Market Capitalization of AOPP, PSBP or other Resulting Entity and the OP exceeds $1 billion.

       5.  Consent by Board.
           ----------------

          5.1  Prior to Listing.  Prior to a Listing being accomplished, none of
               ----------------
the provisions or restrictions contained in this Agreement may be waived or modified by any party hereto without the written consent of Acquiport, which consent may be given or withheld in Acquiport's sole and absolute discretion.

          5.2  Following Listing.  After a Listing has been accomplished, the
               -----------------
independent directors of AOPP, PSBP or other Resulting Entity (with any director affiliated with Acquiport or who Acquiport has the right to require PSA to vote for pursuant to the Agreement Among Shareholders and Company being deemed an independent director for this purpose if the authorized number of directors of AOPP, PSBP or other Resulting Entity ever exceeds seven (7)) shall have the right, by majority vote of such independent directors only, in their sole and absolute discretion, to (a) waive or modify the provisions and restrictions contained in this Agreement, or (b) refuse to waive or modify the provisions and restrictions contained in this Agreement. The vote of the independent directors shall be on a transaction-by-transaction basis.

       6.  Equitable Remedies.  PSA agrees that the other parties hereto will be
           ------------------
irreparably injured by any breach or default of the terms of this Agreement, and that the damages caused by any such breach or default cannot be adequately remedied by monetary damages. Therefore, without limitation of any other rights or remedies that any party may have at law or equity, AOPP, the OP, PSBP, any Resulting Entity and Acquiport shall each be entitled to specifically enforce the provisions of this Agreement by injunction, specific performance or other equitable remedies.

       7.  General.
           -------

          7.1  Notices.  Any notice, consent or approval required or permitted
               -------
to be given under this Agreement shall be in writing and shall be deemed to have been given (a) upon hand delivery to the recipient; (b) by facsimile transmission, upon receipt by the sender of confirmation of such transmission,
(c) one (1) business day after being deposited with Federal Express or another reliable overnight courier service for next day delivery; or (d) if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, on the date of receipt or refusal to accept delivery; and addressed or telecopied as follows:

If to AOPP or the OP:  American Office Park Properties, Inc.
--------------------   701 Western Avenue, Suite 200
                       Glendale, California 91201
                       Attn: Mr. Ronald L. Havner, Jr.
                       Fax No.:  (818) 244-9267
                       Telephone No.: (818) 244-8080


                       With a copy to:
                       --------------

                       Hale and Dorr LLP
                       1455 Pennsylvania Avenue, N.W.
                       Washington, D.C. 20004
                       Attn: Steven S. Snider, Esq.
                       Fax No.: (202) 942-8484
                       Telephone No.: (202) 942-8400

If to Acquiport:       Office of the State Comptroller
---------------        633 Third Avenue, 31st Floor
                       New York, New York  10017-6754
                       Attn: Chief Real Estate Investment
                       Officer - Equity Program
                       Fax No.: (212) 681-4485
                       Telephone No.: (212) 681-4489

                       With a copy to:
                       --------------

                       Office of the State Comptroller
                       633 Third Avenue, 31st Floor
                       New York, New York  10017-6754
                       Attn: Marjorie Tsang, Esq.
                       Fax No.: (212) 681-4485
                       Telephone No.: (212) 681-4471

                       and a copy to:
                       -------------

                       Cox, Castle & Nicholson LLP
                       2049 Century Park East, Suite 2800
                       Los Angeles, California  90067
                       Attn:  Amy H. Wells, Esq.
                       Fax No.: (310) 277-7889
                       Telephone No.: (310) 284-2233

                       And a copy to:
                       -------------

                       Heitman Capital Management Corporation
                       180 North LaSalle Street
                       Suite 3400
                       Chicago, Illinois  60601-2886
                       Attn:  John W. Noell, Esq.
                       Fax No.: (312) 541-6738
                       Telephone No.: (312) 541-6766

If to PSA:             Public Storage, Inc.
---------              701 Western Avenue, Suite 200
                       Glendale, California  91201
                       Attn:  David Goldberg, Esq.
                       Fax No.: (818) 244-9267
                       Telephone No.: (818) 244-8080


                       With a copy to:
                       --------------

                       Hale and Dorr LLP
                       1455 Pennsylvania Avenue, N.W.
                       Washington, D.C. 20004
                       Attn: Steven S. Snider, Esq.
                       Fax No.: (202) 942-8484
                       Telephone No.: (202) 942-8400

or such other address or telephone number as any party may from time to time specify in writing to the others; provided, however, that the foregoing addresses and numbers shall remain in effect unless and until notice of and change is deemed to have been given in the manner required by this Section.

       7.2  Execution of Documents by Acquiport.  Acquiport has informed the
            -----------------------------------
other parties hereto, and the other parties hereto understand and agree, that for administrative reasons Acquiport requires up to five (5) business days to execute any document and an additional one (1) business day to deliver such document. Therefore, all documents to be executed by Acquiport shall be agreed to and prepared in final execution form and received by Acquiport for execution not less than six (6) business days prior to the scheduled delivery date.

       7.3  Successors and Assigns.  This Agreement shall be binding upon and
            ----------------------
inure to the benefit of the parties hereto and their successors and assigns.

       7.4  Amendments.  This Agreement may be amended or modified only by a
            ----------
written instrument executed and delivered by the parties hereto.

       7.5  Governing Law.  Notwithstanding that California law, with respect to
            -------------
choice of law, or the Constitution, laws or treaties of the United States of America, may dictate that this Agreement should be governed by or construed in accordance with the laws of another jurisdiction, this Agreement, and all documents and instruments executed and delivered in connection herewith, shall be governed by and construed in accordance with the laws of the State of California.

       7.6  Enforcement.  If any party hereto institutes any action or
            -----------
proceeding to interpret or enforce any provision of this Agreement or for an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all fees, costs and expenses incurred in connection with such action or proceeding. Such reasonable attorneys' fees, fees, costs and expenses shall include post judgment reasonable attorneys' fees, fees, costs and expenses incurred on appeal or in collection of any judgment. This provision is separate and several and shall survive the merger of this provision into any judgment on this Agreement. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

       7.7  Jurisdiction and Venue.  Any action initiated by any party under
            ----------------------
this Agreement shall be brought and prosecuted in the United States District Court for the Central District of California which the parties acknowledge and agree is a convenient forum in which to litigate such action, and the parties waive any right to commence or transfer such action in or to any other court. Should said District Court find that it has no jurisdiction over such action, then such action shall be brought and prosecuted in the Superior Court of the County of Los Angeles, State of California. Each party hereto expressly consents and submits to personal jurisdiction in the federal or state courts, as the case may be, in the State of California, County of Los Angeles and to permanent and exclusive venue in Los Angeles County, State of California. In addition, in any action under this Agreement, each party hereto expressly consents to service of process by any manner set forth in this Agreement for the giving of notice.

       7.8 Time of the Essence.  Time is of the essence of this Agreement.
           -------------------

       7.9 Severability.  If any provision of this Agreement, or the application
           ------------
thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

       7.10 Exhibits.  All exhibits attached hereto are incorporated herein as
            --------
though fully set forth herein.

       7.11 Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to prepare, execute, and deliver such further instruments of conveyance, contribution, assignment, or transfer and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement.

       7.12 Counterparts.  To facilitate execution, this Agreement may be
            ------------
executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereof.

       7.13 No Waiver.  No delay or failure on the part of any party hereto in
            ---------
exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified herein.

       7.14 Entire Agreement.  This Agreement is intended by the parties as a
            ----------------
final expression of their agreement regarding the subject matter hereof. There are no covenants, agreements, promises, warranties or understandings other than those set forth or referred to herein, with respect to such subject matter.
This Agreement, together with its exhibits and the other documents and agreements referred to herein, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof. This Agreement shall not be modified or amended except in a written document signed by the parties hereto.

       7.15 Legal Representation and Construction.  Each party hereto has been
            -------------------------------------
represented by legal counsel in connection with the negotiation and drafting of this Agreement. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                       ACQUIPORT TWO CORPORATION, a Delaware corporation


                       By:  /s/ Howard J. Edelman
                            ______________________________
                            Howard J. Edelman Vice President
                            ______________________________
                                 (Print Name and Title)


                       ACQUIPORT THREE CORPORATION, a Delaware corporation


                       By:  /s/ Howard J. Edelman
                            ______________________________
                            Howard J. Edelman Vice President
                            ______________________________
                                 (Print Name and Title)



                      [Signatures Continued On Next Page]

                   [Signatures Continued From Previous Page]


                       AMERICAN OFFICE PARK PROPERTIES, INC., a California corporation


                       By:  /s/ Ronald L. Havner, Jr.
                            ___________________________________
                            Ronald L. Havner, Jr., President
                            and Chief Executive Officer


                       AMERICAN OFFICE PARK PROPERTIES, L.P., a California limited partnership

                       By: AMERICAN OFFICE PARK PROPERTIES, INC., a California corporation, sole general partner


                            By:  /s/ Ronald L. Havner, Jr.
                                 ______________________________
                                 Ronald L. Havner, Jr.,
                                 President and Chief
                                 Executive Officer


                       PUBLIC STORAGE, INC., a California corporation


                       By: /s/ David Goldberg
                           ________________________________
                               David Goldberg, Sr. V.P.
                           ________________________________
                              (Print Name and Title)